Form of

Amendment No. 17 to Distribution Agreement

This Amendment to the Distribution Agreement (this “Amendment”) by and between DBX ETF Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, (the “Distributor”) is dated as of July 25, 2017.

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated November 1, 2011, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect one Fund name change and the addition of twelve Funds offered under the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2. Section 22 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:
ALPS Distributors, Inc. 1290 Broadway, Suite 1100
Denver, CO 80203
Attn: General Counsel
Fax: (303) 623-7850

To DBX ETF Trust:

DBX ETF Trust
Attn: Mr. Freddi Klassen, President c/o Deutsche Bank AG 345 Park Avenue
New York, NY 10154-0004
Mail Stop: NYC20-2608

With a copy to the following e-mail address: dbx.advisors@list.db.com”

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ETF TRUST		ALPS DISTRIBUTORS, INC.

By:		By:
Name:	Freddi Klassen	Name:	Steven B. Price
Title:	President & Chief Executive Officer	Title:	Senior Vice President and
Director of Distribution Services

By:
Name:	Michael Gilligan
Title:	Chief Financial Officer

APPENDIX A

LIST OF PORTFOLIOS

Name	Ticker
Deutsche X-trackers Municipal Infrastructure Revenue Bond ETF	RVNU
Deutsche X-trackers MSCI Brazil Hedged Equity ETF	DBBR
Deutsche X-trackers MSCI Germany Hedged Equity ETF	DBGR
Deutsche X-trackers MSCI EAFE Hedged Equity ETF	DBEF
Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Deutsche X-trackers MSCI Japan Hedged Equity ETF	DBJP
Deutsche X-trackers MSCI Europe Hedged Equity ETF	DBEU
Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	DBUK
Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	DBAP
Deutsche X-trackers MSCI All World ex US Hedged Equity ETF	DBAW
Deutsche X-trackers MSCI South Korea Hedged Equity ETF	DBKO
Deutsche X-trackers MSCI Mexico Hedged Equity ETF	DBMX
Deutsche X-trackers MSCI Eurozone Hedged Equity ETF	DBEZ
Deutsche X-trackers Harvest CSI 300 China A-Shares ETF	ASHR
Deutsche X-trackers MSCI All China ETF	CN
Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF	JPN
Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF	EMIH
Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF	IGIH
Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF	HYIH
Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF	HDEF
Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF	HDEE
Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF	HDEZ
Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF	HDAW
Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF	DBES
Deutsche X-trackers MSCI MSCI Italy Hedged Equity ETF[1]	DBIT
Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF[2]	DBSE

[1]	On May 24, 2017, the Board approved the change of the Fund’s name to “Deutsche X-trackers Germany Equity ETF” (GRMY) as of the effective date of that change (the “Transition Date”).
[2]	Effective as of the Transition Date, the Board approved the change of the Fund’s name to the “Deutsche X-trackers Eurozone Equity ETF” (EURZ).

Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF	ASHX
Deutsche X-trackers MSCI Latin America Pacific Alliance ETF	PACA
Deutsche X-trackers Russell 1000 Comprehensive Factor ETF	DEUS
Deutsche X-trackers FTSE Developed ex US Comprehensive Factor ETF	DEEF
Deutsche X-trackers FTSE Emerging Comprehensive Factor ETF	DEMG
Deutsche X-trackers Barclays International Treasury Bond Hedged ETF	IGVT
Deutsche X-trackers Barclays International Corporate Bond Hedged ETF	IFIX
Deutsche X-trackers Barclays International High Yield Bond Hedged ETF	IHIY
Deutsche X-trackers Russell 2000 Comprehensive Factor ETF	DESC
Deutsche X-trackers USD High Yield Corporate Bond ETF	HYLB
Deutsche X-trackers iBoxx Emerging Markets Quality Weighted Bond ETF	EMBQ
Deutsche X-trackers Minimum Downside Volatility US Large Cap ETF	AMDV
Deutsche X-trackers Minimum Downside Volatility Developed International ETF	EFDV
Deutsche X-trackers Minimum Downside Volatility All World ETF	AWDV
Deutsche X-trackers Bloomberg Barclays Global Aggregate Bond ETF	ALLB
Deutsche X-trackers iBoxx USD Corporate Yield Plus ETF	YLDP
Deutsche X-trackers Short Duration High Yield Bond ETF	SHYL
Deutsche X-trackers 0-1 Year Treasury ETF	TBLL
Deutsche X-trackers High Beta High Yield Bond ETF	HYUP
Deutsche X-trackers FTSE Developed Europe Comprehensive Factor ETF	DEEU
Deutsche X-trackers FTSE Japan Comprehensive Factor ETF	DEJP
Deutsche X-trackers FTSE All World ex US Comprehensive Factor ETF	DEAW
Deutsche X-trackers Low Beta High Yield Bond ETF	HYDW